EXHIBIT 10.5
                                                                    ------------

                           FURTHER AMENDING AGREEMENT
                           --------------------------

     THIS AGREEMENT is made on 18 December, 2002

B E T W E E N:

     1. SIGNATURE EYEWEAR, INC. (formerly known as USA Optical Distributors, Inc.), a company incorporated in the State of California having its principal office at 498 North Oak Street, Inglewood, CA 90302, USA ("the Licensee") of the first part; and

     2. LAURA ASHLEY LIMITED, a company incorporated in England and having its registered office at 27 Bagley's Lane, London, SW6 2QA (the "Licensor") of the second part.

                                  INTRODUCTION

     1 The Licensor's assignor and the Licensee entered into a licence agreement dated 28 May 1991 (the "Licence Agreement").

     2 The Licence Agreement was amended by agreements dated 2 August 1993, 31 May 1994, 30 January 1995, 21 August 1995, and 4 October 2000.

     3  The parties now wish to amend the Licence Agreement further.


     IT IS THEREFORE AGREED:

     1. Clause 13.2.1 (b) of the Licence Agreement is hereby deleted and replaced with the following:

        "(b) if the other party shall enter into liquidation (otherwise than for reason of corporate amalgamation or reconstruction) or shall become bankrupt or shall be placed in the control of a receiver or trustee, whether compulsorily or voluntarily."

     2. There shall be added a new clause 13.2.1A as follows:

        "For the avoidance of doubt, and without affecting the meaning of material breach for any other purpose, non-payment of Royalty shall be a material breach for the purpose of clause 13.2.1(a)."

     3. Any definition in the Licence Agreement shall apply to this agreement.

     4. For this agreement, Licence Agreement shall mean the Licence Agreement as amended unless the context otherwise dictates.

     5. This agreement shall be effective from 24 October 2002.

     6. Save as provided here, the Licence Agreement shall remain unaffected.

     IN WITNESS whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written


SIGNED by                         )
for and on behalf of              )
SIGNATURE EYEWEAR, INC.           )





SIGNED by                         )
for and on behalf of              )
LAURA ASHLEY LIMITED              )

PLEASE REPLY TO FAX NO: +44 20 7880 5111
Our ref:       WGW/vcm/Letter 14042003


14 April 2003


Mr Michael Prince
Signature Eyewear, Inc.
498 N Oak Street
Inglewood
CA 90302
USA



Dear Mr Prince

LICENCE AGREEMENT BETWEEN LAURA ASHLEY LIMITED (BY ASSIGNMENT FROM LAURA ASHLEY MANUFACTURING BV) AND SIGNATURE EYEWEAR, INC. DATED 28 MAY 1991 (AS AMENDED FROM TIME TO TIME) (THE "LICENCE")

We refer to the Licence. The terms used in this letter shall have the same meaning as in the Licence unless the contrary is indicated. We refer to your e-mail dated 17 March 2003 addressed to Angie Yam. In consideration for the sum of [*], which shall be added to the sum of [*] due by 7 April 2003 mentioned below, we are agreeable to the following:

1. The actual royalties from the quarter ending 31 January 2003 which remain unpaid as of the date hereof ($121,851) must be paid on or before the following dates:

          (i) [*] (plus with the consideration of $1 mentioned above giving a total of [*]) by 7 April 2003;

          (ii)    [*] by 21 April 2003; and

          (iii)   [*] by 3 May 2003.

*Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2. The table for the Minimum Royalties for the Additional Renewal Terms ending 31 January 2004 through 2008 shall be deleted and replaced with the following:

                                             Minimum
     Additional Renewal Terms ending         Royalty
     -------------------------------         -------

     January 2004                              [*]

     January 2005                              [*]

     January 2006                              [*]

     January 2007                              [*]

     January 2008                              [*]

3. The Additional Renewal Terms ending in January 2007 and 2008 are subject to the additional proviso that no material breach which, if capable of remedy, has not been within the prescribed grace period has been committed from the date hereof up to 31 January 2006.

4. The Minimum Royalty for the Additional Renewal Term ending 31 January 2004 shall be payable as follows:

          (i)     [*] on or before 30 April 2003;

          (ii)    [*] on or before 31 July 2003;

          (iii)   [*] on or before 31 October 2003;

          (iv)    [*] on or before 28 February 2004; and,

          (v)     the balance [*] shall be payable in accordance with Section
                  9.4 of the License as if it were the sole Minimum Royalty for such Additional Renewal Term.

5. For the avoidance of doubt, the Minimum Royalties for the Additional Renewal Term ending 31 January 2004 and each Additional Renewal Term thereafter are intentionally not segregated by product type or territory.

6. At least six months prior to the end of the Contract Year ending 31 January 2008 provided that Siganture Eyewear, Inc. has not committed any material breach of terms of the Licence, the parties will discuss and consider the renewal of the Agreement for a further Additional Renewal Terms. If there is no agreement on further Additional Renewal Terms, the Licence shall end on 31 January 2008.

*Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

7. Laura Ashley waives any right to terminate the Licence as may exist as of 31 January 2003 based on clause 13.2.2, and agrees that for all purposes under the Licence and the Licensee shall be deemed to have not failed in the Contract Year ended 31 January 2003 to have sufficient Net Sales to generate Royalty amounts which equal or exceed the Minimum Royalty in any Category of such Year.

8. The revised Minimum Royalties shall revert to the original Minimum Royalties with retrospective effect if Laura Ashley shall be entitled to terminate the Licence in accordance with its terms, or, if applicable, under the common law.

Any amendment or waiver made by this letter shall be void or ineffective AB INITIO should a change of control to which Laura Ashley approves does not occur by 30 April 2003. Further, any consent to any change of control relating to the Transaction (as defined in the relevant Consent document) signed by or on behalf of Laura Ashley Limited on or around the date hereof is signed subject to acceptance of this offer, and subject to the condition that you replace your existing bank credit facility or facilities (term and/or revolving) in an aggregate amount not less than [*] and that you obtain an additional term facility in the amount not less than [*].

To accept this offer of variation, please sign below on both copies of this letter and return one to me by post and by fax. A transaction report showing that the fax has been received at +44 20 7880 5111 or actual receipt at the above fax number constitutes communication of acceptance.

Yours sincerely


/s/ ANGIE YAM
Director of Corporate and Strategic Affairs
-------------------------------------------
For and on behalf of Laura Ashley Limited

cc: Ms Olivia Smales, Licensing Manager, Laura Ashley
    Mr Alan Spatz, Messrs Troy Gould




Signed: /s/ Michael Prince                               Date:   4/14/03
        ----------------------------------------------         -----------
        For and on behalf of Signature Eyewear, Inc.
        Chief Financial Officer



* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.